                                                         Exhibit 1.2



                                5,000,000 Shares
                                 OMNICARE, INC.
                                  Common Stock
                                 ($1 Par Value)


SUBSCRIPTION AGREEMENT

                                                                London, England
                                                                [       ], 1996


To:      CS FIRST BOSTON LIMITED
         MONTGOMERY SECURITIES
         WILLIAM BLAIR & COMPANY, L.L.C.
         PAINEWEBBER INTERNATIONAL
         SMITH BARNEY INC.

c/o:     CS First Boston Limited ("CSFBL")
         One Cabot Square
         London, England E14 4QJ

Dear Madames or Sirs:

                 1. Introductory. Omnicare, Inc., a Delaware corporation ("Company"), proposes to issue and sell to the several Managers named in Schedule A hereto ("Managers") 1,000,000 shares of its Common Stock, $1 par value per share ("Securities"; such 1,000,000 shares of Securities being hereinafter referred to as the "International Firm Securities"). The Company also proposes to issue and sell to the Managers and the U.S. Underwriters (as defined below), at the option of the Managers and the U.S. Underwriters, an aggregate of not more than 750,000 additional shares ("Optional Securities") of Securities as set forth below. The International Firm Securities and the Optional Securities that may be sold to the Managers ("International Optional Securities") are herein collectively called the "International Securities".

                 It is understood that the Company is concurrently entering into an Underwriting Agreement, dated the date hereof ("Underwriting Agreement"), with certain United States Underwriters listed in Schedule A thereto (the "U.S. Underwriters") for whom CS First Boston Corporation ("CSFBC"), Montgomery Securities, PaineWebber Incorporated, Smith Barney Inc. and William Blair & Company are acting as representatives (the "U.S. Representatives"), relating to the concurrent offer and sale by the Company of 4,000,000 shares of Securities (such 4,000,000 shares of Securities being hereinafter referred to as the "U.S. Firm

Securities", which together with the Optional Securities that may be sold to the U.S. Underwriters by the Company ("U.S. Optional Securities") are hereinafter called the "U.S. Securities")), in the United States and Canada ("U.S. Offering"). The U.S. Securities and the International Securities are collectively referred to as the "Offered Securities". To provide for the coordination of their activities, the U.S. Underwriters and the Managers have entered into an Agreement Between U.S. Underwriters and Managers which permits them, among other things, to sell the Offered Securities to each other for purposes of resale.

                 The Company hereby agrees with the several Managers as follows:

                 2. Representations and Warranties of the Company and the Selling Stockholders. The Company represents and warrants to, and agrees with, the several Managers that:

                 (a)  A registration statement (No. 333-[     ]), relating to
         the Offered Securities, including forms of prospectus relating to the U.S. Securities and the International Securities, has been filed with the Securities and Exchange Commission ("Commission") and either (i) has been declared effective under the Securities Act of 1933 ("Act") and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement ("initial registration statement") has been declared effective, either
         (i) an additional registration statement ("additional registration statement") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (ii) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (i) if the Company has advised CSFBL that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if the Company has advised CSFBL that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "Effective Time" with respect to such additional registration statement means that date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all material incorporated by reference therein, including all information contained in the additional registration statement (if any) and including all information (if any) deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act, is hereinafter referred to as the "Initial Registration Statement". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement". The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the "Registration Statements" and individually as a "Registration Statement". The form of prospectus relating to the U.S. Securities and the form of prospectus relating to the International Securities, each as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the "U.S. Prospectus", and the "International Prospectus", respectively; and the U.S. Prospectus and the International Prospectus are hereinafter collectively referred to as the "Prospectuses". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

                 (b) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement:
         (i) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and
         (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of each of the Prospectuses pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which each of the Prospectuses is included, each Registration Statement and each of the Prospectuses will conform, in all respects to the requirements of the Act and the Rules and Regulations, and none of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and each of the Prospectuses will conform in all respects to the requirements of the Act and the Rules and Regulations, and none of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or either of the Prospectuses based upon written information furnished to the Company by any Underwriter through the Representatives or by any Manager through CSFBL specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b).

                 (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectuses; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

                 (d) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectuses; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

                 (e) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement and the Underwriting Agreement on each Closing Date (as defined below), the Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectuses; and the stockholders of the Company have no preemptive rights with respect to the Securities.

                 (f) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Manager or U.S. Underwriter for a brokerage commission, finder's fee or other like payment in connection with the sale of the Offered Securities.

                 (g) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act except for such contracts and agreements as to which the Company has already satisfied its obligation to file a registration statement under the Act or to include securities in a registration statement filed by the Company under the Act.

                 (h) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Underwriting Agreement in connection with the issuance and sale of Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws.

                 (i) The execution, delivery and performance of this Agreement and the Underwriting Agreement and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or domestic or foreign order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement and the Underwriting Agreement, respectively.

                 (j) This Agreement and the Underwriting Agreement have been duly authorized, executed and delivered by the Company.

                 (k) The Company and its subsidiaries have good and marketable title in fee simple to all real properties and good and marketable title to all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and all leased real and personal property held by the Company or any of its subsidiaries is held under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by the Company and its subsidiaries.

                 (l) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole.

                 (m) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a material adverse effect on the Company and its subsidiaries taken as a whole.

                 (n) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole.

                 (o) Neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), or is subject to any claim relating to any environmental laws, which violation or claim would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole; and the Company is not aware of any pending investigation which might lead to such a claim.

                 (p) There are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, prospects, results of operations or general affairs of the Company and its subsidiaries taken as a whole, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Underwriting Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

                 (q) To the Company's knowledge, the accountants who certified the financial statements and supporting schedules included or incorporated by reference in each Registration Statement are independent public accountants as required by the Act and the Rules and Regulations.

                 (r) The financial statements included in each Registration Statement and the Prospectuses present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except as set forth in the accompanying footnotes) and comply with the requirements of the Act; and the schedules present fairly the information required to be stated therein and comply with the requirements of the Act. The financial information and statistical data set forth in each of the Prospectus under the captions "Capitalization," "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" have been prepared on a basis consistent with the consolidated financial statements of the Company. The pro forma financial information incorporated by reference in each Registration Statement comply with the requirements of the Act and the Rules and Regulations; the assumptions of management described in the notes to such pro forma financial information provide a reasonable basis for presenting the significant effects directly attributable to the transactions described in such notes; the related pro forma adjustments give appropriate effect to those assumptions and the pro forma column reflects the proper application of those adjustments to the historical financial statement amounts in the pro forma condensed balance sheet and the pro forma condensed statement of income.

                 (s) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectuses, there has been no material adverse change, nor any development or event that may result in a prospective material adverse change, in the condition (financial or other), business, prospects, results of operations or general affairs of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectuses, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                 (t) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act of 1940.

                 (u) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if prior to the completion of the distribution of the Offered Securities it commences doing such business.

                 (v) Except where the failure to file would not have a material adverse effect, all tax returns required to be filed by the Company or any of its subsidiaries, in any jurisdiction, have been so filed, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without material penalty or interest. No material proposed additional tax assessments have been asserted in writing against the Company or any of its subsidiaries.

                 (w) The Offered Securities have been approved for listing on the New York Stock Exchange (the "Stock Exchange") subject to official notice of issuance.

                 3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Managers and the Managers agree, severally and not jointly, to
purchase from the Company at a purchase price of U.S.$[      ] per share, the
respective numbers of shares of International Firm Securities set forth opposite the names of the Managers in Schedule A hereto.

                 The Company will deliver the International Firm Securities to CSFBL for the accounts of the Managers, against payment of the purchase price in U.S. dollars by certified or official bank check or checks in New York Clearing House (next day) funds drawn to the order of the Company at the office
of Cravath, Swaine & Moore, at 9:30 A.M., New York time, on [      ], 1996, or
at such other time not later than seven full business days thereafter as CSFBL and the Company determine, such time being herein referred to as the "First Closing Date". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the Offerings. The certificates for the International Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBL requests and will be made available for checking and packaging at the above office of Cravath, Swaine & Moore, at least 24 hours prior to the First Closing Date.

                 In addition, upon written notice from CSFBC given to the Company from time to time not more than 30 days subsequent to the date of the initial public offering of the Offered Securities, the Managers may purchase all or less than all of the International Optional Securities, at the purchase price per Security to be paid for the International Firm Securities. Unless otherwise agreed between CSFBL and CSFBC, the International Optional Securities to be purchased by the Managers on any

Optional Closing Date (as defined below) shall be in the same proportion to all the Optional Securities to be purchased by the Managers and U.S. Underwriters on such Optional Closing Date as the International Firm Securities bear to all the Offered Securities. The Company agrees to sell to the Managers such International Optional Securities and the Managers agree, severally and not jointly, to purchase such International Optional Securities. Such International Optional Securities shall be purchased for the account of each Manager in the same proportion as the number of shares of International Firm Securities set forth opposite such Manager's name bears to the total number of shares of International Firm Securities (subject to adjustment by CSFBL to eliminate fractions) and may be purchased by the Managers only for the purpose of covering over-allotments made in connection with the sale of the International Firm Securities. No Optional Securities shall be sold or delivered unless the International Firm Securities and the U.S. Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time upon written or telegraphic notice by the Underwriters to the Company setting forth the number of Optional Securities as to which the several Underwriters are exercising the Option and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC on behalf of the Managers and the U.S. Underwriters to the Company and Chemed.

                 Each time for the delivery of and payment of the International Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFBC but shall be not later than five full business days after written or telegraphic notice of election to purchase Optional Securities is given. The Company will deliver the International Optional Securities being purchased on each Optional Closing Date to CSFBL for the accounts of the several Managers, against payment of the purchase price therefor by certified or official bank check or checks in New York Clearing House (next day) funds drawn to the order of the Company and Chemed, for their respective shares, at the above office of Cravath, Swaine & Moore. The certificates for the International Optional Securities will be in definitive form, in such denominations and registered in such names as CSFBL requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Cravath, Swaine & Moore, at a reasonable time in advance of the such Optional Closing Date.

                 4. Offering by Managers. It is understood that the several Managers propose to offer the International Securities for sale to the public as set forth in the International Prospectus.

                 In connection with the distribution of the International Securities, the Managers, through a stabilizing manager, may over-allot or effect transactions on any exchange, in any over-the-counter market or otherwise which stabilize or maintain the market prices of the International Securities at levels other than those which might otherwise prevail, but in such event and in relation thereto, the Managers will act for themselves and not as agents of the Company, and any loss resulting from over-allotment and stabilization will be borne, and any profit arising therefrom will be beneficially retained, by the Managers. Such stabilizing, if commenced, may be discontinued at any time.

                 5. Certain Agreements of the Company. The Company agrees with the several Managers that:

                 (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file each of the Prospectuses with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFBL, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise CSFBL promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFBC.

                 (b) The Company will advise CSFBL promptly of any proposal to amend or supplement the initial or any registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or either of the Prospectuses and will not effect such amendment or supplementation without CSFBL's prior consent; and the Company will also advise CSFBL promptly of the effectiveness of each Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or either of the Prospectuses and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                 (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any U.S. Underwriter, Manager or dealer, any event occurs as a result of which either or both of the Prospectuses as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend either or both of the Prospectuses to comply with the Act, the Company will promptly notify CSFBL of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBL's consent to, nor the Managers' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
         Section 6.

                 (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

                 (e) The Company will furnish to the Managers copies of the Registration Statements (five of which will be signed and will include all exhibits), each preliminary prospectus relating to the International Securities, and until completion of the distribution of the International Securities as determined by CSFBL, the International Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBL requests. The Company will pay the expenses of printing and distributing to the Managers all such documents. The International Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement.

                 (f) No action has been or, prior to the completion of the distribution of the Offered Securities, will be taken by the Company in any jurisdiction outside the United States and Canada that would permit a public offering of the Offered Securities, or possession or distribution of the International Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus issued in connection with the offering of the Offered Securities, or any other offering material, in any country or jurisdiction where action for that purpose is required.

                 (g) During the period of five years hereafter, the Company will furnish to CSFBL and, upon request, to each of the other Managers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the CSFBL (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFBL may reasonably request.

                 (h) The Company will indemnify and hold harmless the Managers against any documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

                 (i) The Company will reimburse the Managers (if and to the extent incurred by them) for any travel expenses of the Company's officers and employees and other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities.

                 (j) The Company agrees with the several Managers that the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement and will reimburse the Managers (if and to the extent incurred by them) for any filing fees and other expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBL designates and the printing of memoranda relating thereto, for the filing fee of the National Association of Securities Dealers, Inc. relating to the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectuses (including any amendments and supplements thereto) to the Managers.

                 6. Conditions of the Obligations of the Managers. The obligations of the several Managers to purchase and pay for the International Firm Securities on the First Closing Date and the International Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                 (a) The Managers shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective
         Time), of Price Waterhouse LLP, in the agreed form.

                 (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFBL. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectuses are printed and distributed to any Manager, or shall have occurred at such later date as shall have been consented to by CSFBL. If the Effective Time of the Initial

         Registration Statement is prior to the execution and delivery of this Agreement, each of the Prospectuses shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Managers, shall be contemplated by the Commission.

                 (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of CSFBL, be likely to prejudice materially the success of the proposed issue, sale or distribution of the International Securities, whether in the primary market or in respect of dealings in the secondary market; (ii) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of CSFBL, materially impairs the investment quality of the Offered Securities;
         (iii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iv) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by Federal or New York authorities; or
         (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of CSFBL, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the International Securities.

                 (d) The Managers shall have received an opinion, dated such Closing Date, of Thompson Hine & Flory P.L.L., counsel for the Company, in the agreed form.

                 (e) The Managers shall have received an opinion, dated such Closing Date, of Reed Smith Shaw & McClay, healthcare counsel for the Company, in the agreed form.

                 (f) The Managers shall have received from Cravath, Swaine & Moore, counsel for the Managers, such opinions and letters, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectuses and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                 (g) The Managers shall have received a certificate, dated such Closing Date, of the President or any Vice- President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, that no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, that the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Manager, and that, subsequent to the date of the most recent financial statements in the Prospectuses, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries except as set forth in or contemplated by the Prospectuses or as described in such certificate.

                 (h) The Representatives shall have received a letter, dated such Closing Date, of Price Waterhouse LLP, which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to such Closing Date for the purpose of this subsection.

                 (i) On such Closing Date, the U.S. Underwriters shall have purchased the U.S. Firm Securities or the U.S. Optional Securities, as the case may be, pursuant to the Underwriting Agreement.

                 Documents described as being "in the agreed form" are documents which are in the forms which have been initialled for the purpose of identification by Cravath, Swaine & Moore, copies of which are held by the Company and CSFBL with such changes as CSFBL may approve. The Company will furnish the Managers with such conformed copies of such opinions, certificates, letters and documents as the Managers reasonably request. CSFBL may in its sole discretion waive on behalf of the Managers compliance with any conditions to the obligations of the Managers hereunder, whether in respect of an Optional Closing Date or otherwise.

                 7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Manager against any losses, claims, damages or liabilities, joint or several, to which such Manager may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Manager for any legal or other expenses reasonably incurred by such Manager in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Manager through CSFBL specifically for use therein, it being understood and agreed that the only information furnished by any Manager consists of the information described as such in subsection (b) below.

                 (b) Each Manager will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Manager through CSFBL specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Manager consists of the following information in the International Prospectus furnished on behalf of each Manager: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Managers, the legend concerning over-allotments and stabilizing on the inside front cover page and the concession and reallowance figures appearing in the paragraph under the caption "Subscription and Sale".

                 (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

                 (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion between the Company and the Managers as is appropriate to reflect the relative benefits received by the Company on the one hand and the Managers on the other from the offering of the International Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Managers, respectively, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Managers shall be deemed to be in the same proportion as the total net proceeds from the offering of the International Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Managers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Managers shall be required to contribute any amounts in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                 (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Manager within the meaning of the Act; and the obligations of the Managers under this Section shall be in addition to any liability which the respective Managers may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

                 8. Default of Managers. If any Manager or Managers default in their obligations to purchase International Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of International Securities that such defaulting Manager or Managers agreed but failed to purchase does not exceed 10% of the total number of shares of International Securities that the Managers are obligated to purchase on such Closing Date, CSFBL may make arrangements satisfactory to the Company for the purchase of such International Securities by other persons, including any of the Managers, but if no such arrangements are made by such Closing Date the non-defaulting Managers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the International Securities that such defaulting Managers agreed but failed to purchase on such Closing Date.
If any Manager or Managers so default and the aggregate number of shares of International Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of International Securities that the Managers are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBL and the Company for the purchase of such International Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Manager or the Company, except as provided in Section 9 (provided that if such default occurs with respect to International Optional Securities after the First Closing Date, this Agreement will not terminate as to the International Firm Securities or any International Optional Securities purchased prior to such termination). As used in this Agreement, the term "Manager" includes any person substituted for a Manager under this Section. Nothing herein will relieve a defaulting Manager from liability for its default.

                 9.  Survival of Certain Representations and Obligations.   The
respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Manager, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the International Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the International Securities by the Managers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company and the Managers pursuant to Section 7 shall remain in effect and if any International Securities have been purchased hereunder the representations and warranties in
Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the International Securities by the Managers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii),
(iv), or (v) of Section 6(c), the Company will reimburse the Managers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the International Securities.

                 10.  Notices.   All communications hereunder will be in
writing and, if sent to the Managers, will be mailed, delivered or telexed and confirmed to CSFBL at One Cabot Square, London E14 4QJ England, Attention:
Company Secretary, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 2800 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202, Attention: Cheryl D. Hodges; provided, however, that any notice to a Manager pursuant to Section 7 will be mailed, delivered or telexed and confirmed to such Manager.

                 11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

                 12. Representation of Managers. CSFBL will act for the several Managers in connection with this financing, and any action under this Agreement taken by CSFBL will be binding upon all the Managers.

                 13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                 14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

                 15. Miscellaneous. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.


                 If the foregoing is in accordance with the Managers' understanding of our agreement, kindly sign and return to us a counterparts hereof, whereupon this Agreement will become a binding agreement between the Company and the several Managers in accordance with its terms.


                                            Very truly yours,

                                            OMNICARE, INC.

                                              by
                                                -------------------------------
                                                Name:
                                                Title:

The foregoing Subscription Agreement
   is hereby confirmed and accepted as
   of the date first above written.

       CS FIRST BOSTON LIMITED
       MONTGOMERY SECURITIES
       WILLIAM BLAIR & COMPANY, L.L.C.
       PAINEWEBBER INTERNATIONAL
       SMITH BARNEY INC.

          By  CS FIRST BOSTON LIMITED

              by
                ---------------------------
                Name:
                Title:

                                   SCHEDULE A

                                                          Number of International
                 Manager                                      Firm Securities
                 -------                                  -----------------------
CS First Boston Limited. . . . . .  . . . . . . . . .            [    ]

Montgomery Securities. . . . . . .  . . . . . . . . .            [    ]

William Blair & Company, L.L.C.. . . . . .  . . . . .            [    ]

PaineWebber International. . . . .  . . . . . . . . .            [    ]

Smith Barney Inc.. . . . . . . . .  . . . . . . . . .            [    ]

                                                                 _____


                          Total . . . . . . . . . . .            [    ]
                                                                 ======